2015 Shareholder Meeting Hines Global REIT II, Inc. Sherri Schugart President and CEO

Hines Global REIT II 2015 Shareholder Meeting Company Overview  Declared effective on August 20, 2014 • Hines contributed $2 million on September 26, 2014 to break escrow  Investment Strategy & Objectives • Invest in diversified portfolio of high-quality commercial real estate • U.S. & international for geographic diversification • Multiple asset classes for sector diversification • Currencies provide an additional level of diversification • Moderate leverage • Provide regular cash distributions • Achieve attractive total returns upon the ultimate sale of our investments or another ultimate liquidity event 2

Hines Global REIT II 2015 Shareholder Meeting Company Overview1  $72.4 million of gross offering proceeds raised  Two acquisitions for aggregate net purchase price of $128.6 million  314,839 square feet; 99% leased  Leverage of 57% loan-to-value with weighted average interest rate of 1.48% 3 1As of September 18, 2015.

Hines Global REIT II 2015 Shareholder Meeting Distribution Rate  Current distribution rate maintained through September 20151 • 5.75% annualized rate on $10.00 Class A share price • 5.08% annualized rate on $9.45 Class T share price • Advisor has agreed to waive asset management fees to the extent distributions exceed MFFO in a particular quarter through the quarter ended September 30, 2015 • Hines line of credit for $75 million has allowed for early acquisitions 4 1Assumes the daily distribution rate declared through September 30, 2015 is maintained for one year. The availability and timing of distributions Hines Global REIT II may pay is uncertain and cannot be assured. The actual distribution rate for Class T shares will vary based on the total amount of distribution and stockholder servicing fees payable. We have not generated sufficient cash flow from operations to fully fund distributions paid. For the six months ended June 30, 2015, 79% of our distributions were funded from cash flows from operating activities and 21% were fund from cash flows from financing activities, which includes offering proceeds. For the year ended December 31, 2014, 100% of our distributions were funded with cash flows from financing activities. The Advisor has agreed to waive asset management fees in order to more closely align the amount of distributions paid with our operations. During the three months ended June 30, 2015, no asset management fees were waived by our Advisor; however, our Advisor waived $129,524 and $16,250, respectively, of asset management fees otherwise payable to it for the three months ended March 31, 2015 and the year ended December 31, 2014 in order to more closely align the amount of distributions paid with our operations. These fee waivers are not deferrals and accordingly, these fees will not be paid to the Advisor in cash at any time in the future. We have not placed a cap on the amount of our distributions that may be paid from any of these sources. The use of sources other than our cash flow from operations to fund distributions could lower returns and the payment of distributions from offering proceeds constitutes a return of principal.

Hines Global REIT II 2015 Shareholder Meeting Acquisition Overview – Carlsbad, CA 5 2819 Loker Avenue East  161,310 sq. ft. Class A industrial  100% leased to Acushnet • $1.6 billion U.S. company • Parent company of golf brands including Titleist and Footjoy  $25.4 million purchase  Acquisition date: Dec. 23, 2014  Cap rate at acquisition date: 6.4%* *The estimated going-in capitalization rate is determined by dividing the projected property revenues in excess of expenses for the first fiscal year by the net purchase price (excluding closing costs and taxes). Property revenues in excess of expenses includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected property revenues in excess of expenses includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that the current tenant will perform under its lease agreement during the next 12 months.

Hines Global REIT II 2015 Shareholder Meeting Acquisition Overview – Dublin, Ireland 6 Bishop's Square  153,529 sq. ft. Class A office building  99% leased • 60% leased to Irish Government  €92.0/$103.2 million purchase  €55.2 /$62.1 million loan with DekaBank Deutsche Girozentrale; floating interest rate of EURIBOR +1.3%.  Acquisition date: March 3, 2015  Cap rate at acquisition date: 6.1%* *The estimated going-in capitalization rate is determined by dividing the projected property revenues in excess of expenses for the first fiscal year by the net purchase price (excluding closing costs and taxes). Property revenues in excess of expenses includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected property revenues in excess of expenses includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that the current tenant will perform under its lease agreement during the next 12 months.

Hines Global REIT II 2015 Shareholder Meeting 7 Looking Forward  Continue to raise capital and invest in the U.S. and internationally in attractive real estate opportunities  Proactively manage assets to maintain occupancy and maximize value Bishop’s Square Dublin, Ireland

Hines Global REIT II 2015 Shareholder Meeting Statements in this presentation, including but not limited to intentions, beliefs, expectations or projections relating to distributions, occupancy levels at Hines Global REIT II’s properties, a liquidity event, and Hines Global REIT II’s investment strategies and objectives, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that Hines Global REIT II is unable to maintain the current level of distributions, the risk that Hines Global REIT II is unable to attract new tenants or existing tenants vacate or fail to renew their leases, the risk that Hines Global REIT II is unable to identify an exit strategy and other risks described in the “Risk Factors” section of Hines Global REIT II’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended and supplemented by Hines Global REIT II’s other filings with the Securities and Exchange Commission. 8